Intellicheck Announces Operating Profitability with

Record Fourth Quarter and Full-Year 2025 Financial Results

Net Income Improved to $1,273,000 or $0.06 per diluted share
Adjusted EBITDA Improved to $2,566,000
Cash Balance Totaled $9,650,000 at Year End

MELVILLE, NY – March 19, 2026 – Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2025. Total revenue for the fourth quarter ended December 31, 2025 grew 12% to a record $6,635,000 compared to $5,936,000 in the same period of 2024. Fourth quarter SaaS revenue grew 12% and totaled $6,620,000 compared to $5,913,000 in the same period of 2024. Total revenue for the full year ended December 31, 2025 grew 13% to $22,666,000 compared to $19,997,000 in the same period of 2024. Full year SaaS revenue grew 13% and totaled $22,436,000 compared to $19,810,000 in the same period of 2024.

“We ended the year exceeding our goal to achieve two important milestones. We reached operating profitability for the first time in Intellicheck’s history with $1.3 Million net income for the year. Just as impressive was realizing our goal to be adjusted EBITDA positive finishing the year at $2.6 million – another record. We believe that we are now at the inflection point of profitability with our current run rates. As 2026 unfolds, the need for proven identity verification technology takes on a new urgency, and we believe it holds great promise for the growing adaptation of our technology,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues improved to 91.4% for the three months ended December 31, 2025 compared to 91.1% in the same period in 2024.

Operating expenses for the three months ended December 31, 2025, which consist of selling, general and administrative expenses and research and development expenses decreased by 7% to $4,571,000 for the fourth quarter of 2025 compared to $4,928,000 for the same period of 2024.

Included within operating expenses for the fourth quarters of 2025 and 2024 were $194,000 and $233,000, respectively, of non-cash equity compensation expense.

Net income for the three months ended December 31, 2025 improved significantly to $1,552,000 or $0.08 per diluted share compared to Net income of $488,000 or $0.03 per diluted share for the same period in 2024.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) also improved significantly to $1,877,000 for the fourth quarter of 2025 as compared to $860,000 for the same period of 2024. A reconciliation of adjusted EBITDA to net loss is provided in this release.

Full Year 2025 Results
Total revenue for the full year ended December 31, 2025 increased 13% to $22,666,000 compared to $19,997,000 in the same period of 2024. Year-over-year SaaS revenue grew 13% and totaled $22,436,000 compared to $19,810,000 in the same period of 2024.

Gross profit as a percentage of revenue was 90.4% for the year ended December 31, 2025 compared to 90.8% in the same period of 2024.

Operating expenses for the year ended December 31, 2025 were $19,414,000 compared to $19,334,000 for the same period of 2024. Included within operating expenses for the full years of 2025 and 2024 were $777,000 and $876,000, respectively, of non-cash equity compensation expense.

Net income for the year ended December 31, 2025 improved to $1,273,000 or $0.06 per diluted share compared to a net loss of ($918,000) or ($0.05) per diluted share in the same period of 2024. Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved to $2,566,000 for the year ended December 31, 2025 compared to $520,000 for the same period of 2024. A reconciliation of adjusted EBITDA to net income (loss) is provided in this release.

As of December 31, 2025, the Company had cash that totaled $9,650,000 and stockholders’ equity totaled $20,697,000.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s financial statement audit process and should be considered preliminary until Intellicheck files its Form 10-K for the fiscal year ended December 31, 2025.

Conference Call Information
The Company will hold an earnings conference call on March 19, 2026 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13758082. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13758082. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until March 26, 2026.

INTELLICHECK, INC.

UNAUDITED CONDENSED BALANCE SHEETS
DECEMBER 31, 2025 and 2024
(in thousands, except share and per share amounts)

	2025	2024
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,650	$4,666
Accounts receivable, net of allowance for credit losses of $157 and $157 as of December 31, 2025 and 2024, respectively	3,365	4,675
Other current assets	892	571
Total current assets	13,907	9,912

PROPERTY AND EQUIPMENT, NET	394	536
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	2,077	2,374
OTHER ASSETS	1	9

Total assets	$24,481	$20,933

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$226	$443
Accrued expenses	1,897	1,742
Deferred revenue	1,661	1,001
Total current liabilities	3,784	3,186

Total liabilities	3,784	3,186

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock – $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock – $0.001 par value; 40,000,000 shares authorized; 20,225,323 and 19,782,311 shares issued and outstanding as of December 31, 2025 and 2024, respectively	20	19
Additional paid-in capital	153,887	152,211
Accumulated deficit	(133,210)	(134,483)
Total stockholders’ equity	20,697	17,747

Total liabilities and stockholders’ equity	$24,481	$20,933

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(in thousands, except share and per share amounts)

	2025	2024
	(unaudited)

REVENUES	$22,666	$19,997
COST OF REVENUES	(2,166)	(1,831)
Gross profit	20,500	18,166

OPERATING EXPENSES
Selling, general and administrative	14,100	15,477
Research and development	5,314	3,857
Total operating expenses	19,414	19,334

Income (loss) from operations	1,086	(1,168)

OTHER INCOME AND EXPENSE
Other income, net	245	283
Total other income, net	245	283

Net income (loss) before provision for income taxes	1,331	(885)
Provision for income taxes	58	33

Net income (loss)	$1,273	$(918)

PER SHARE INFORMATION:
Income (loss) per common share -
Basic	$0.07	$(0.05)
Diluted	$0.06	$(0.05)

Weighted average common shares used in computing per share amounts -
Basic	19,546,473	19,327,132
Diluted	20,151,749	19,327,132

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(in thousands, except number of shares)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
BALANCE, December 31, 2023	19,354,335	$19	$150,822	$(133,565)	$17,276

Stock-based compensation	—	—	1,082	—	1,082
Stock option exercises, net of cashless exercises	179,875	—	307	—	307
Issuance of shares for vested restricted stock grants	248,101	—	—	—	—
Net loss	—	—	—	(918)	(918)

BALANCE, December 31, 2024	19,782,311	$19	$152,211	$(134,483)	$17,747

Stock-based compensation	—	—	779	—	779
Stock option exercises, net of cashless exercises	360,173	1	897	—	898
Issuance of shares for vested restricted stock grants	82,839	—	—	—	—
Net income	—	—	—	1,273	1,273

BALANCE, December 31, 2025 (unaudited)	20,225,323	$20	$153,887	$(133,210)	$20,697

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
	(In thousands)
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,273	$(918)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	703	436
Stock-based compensation	777	876
Credit loss expense	145	248
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	1,165	(219)
(Increase) decrease in other current assets	(130)	121
Decrease in other assets	8	82
(Decrease) in accounts payable and accrued expenses	(61)	(1,946)
Increase (decrease) in deferred revenue	661	(1,209)
(Decrease) in liability for shares surrendered	—	(190)
Increase in other current liabilities	—	25
Net cash provided by (used in) operating activities	4,541	(2,694)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(52)	(57)
Proceeds from maturity of short-term investments	—	5,000
Software development costs	(213)	(2,048)
Net cash (used in) provided by investing activities	(265)	2,895

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	898	307
Proceeds from financing arrangement	—	320
Repayment of financing arrangement	(190)	(142)
Net cash provided by financing activities	708	485

Net increase in cash	4,984	686

CASH AND CASH EQUIVALENTS, beginning of year	4,666	3,980

CASH AND CASH EQUIVALENTS, end of year	$9,650	$4,666

Supplemental disclosures of cash flow information:
Cash paid for interest	$4	$9
Cash paid for income taxes	$33	$—

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net income (loss) for certain reductions such as restructuring severance expenses, interest and other income, provisions for income taxes, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and provisions for income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures that management uses to monitor and evaluate financial and operating results.
We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes restructuring severance expenses, interest and other income, provisions for income taxes, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other companies.

	(unaudited)
	Year Ended December 31,
	2025	2024

Net income (loss)	$1,273	$(918)
Reconciling items:
Restructuring severance expenses	—	376
Provision for income taxes	58	33
Other income, net	(245)	(283)
Depreciation and amortization	703	436
Stock-based compensation	777	876

Adjusted EBITDA	$2,566	$520

Adjusted Gross Profit
We use Adjusted Gross Profit as a non-GAAP financial performance measurement. Adjusted Gross Profit is calculated by adjusting gross profit for the reduction of amortization expense. Adjusted Gross Profit is provided to investors to supplement the results of operations reported in accordance with GAAP. We believe Adjusted Gross Profit is important because it focuses on the current operating performance, as amortization expense does not accurately reflect the current costs required to maintain the operational usage of our service. Rather, amortization expense reflects the allocation of historical software development costs over their estimated useful lives.
As an indicator of our operating performance, Adjusted Gross Profit should not be considered an alternative to, or more meaningful than, gross profit as determined in accordance with GAAP. Our Adjusted Gross Profit may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted Gross Profit in the same manner.

	(unaudited)
	Year Ended December 31,
	2025	2024

Revenues	$22,666	$19,997
Cost of revenues, exclusive of amortization	1,667	1,650
Amortization allocable to cost of revenues	499	181
Gross profit	20,500	18,166
Add:
Amortization allocable to cost of revenues	499	181
Adjusted gross profit	20,999	18,347

Gross profit as a percentage of revenues	90.4%	90.8%
Adjusted gross profit as a percentage of revenues	92.6%	91.7%

Contact
Investor Relations: Gar Jackson (949) 873-2789 / gjackson@intellicheck.com
Media and Public Relations: Sharon Schultz (302) 539-3747 / sschultz@intellicheck.com

About Intellicheck
Intellicheck (Nasdaq: IDN), the industry leader in identity verification management, prevents the use of unauthorized IDs to stop identity-based fraud. Intellicheck is the only SaaS-based validation and proofing service that uses a unique and proprietary analysis of DMV-issued IDs to create trusted, real-time customer identity verification experiences across a wide variety of sectors, both in-person and digitally. Intellicheck is processing identity transactions for almost half the adult population in the United States and Canada annually with state-of-the-art technology solutions that are providing a seamless, invisible ID verification experience while delivering 99.975% decisioning in under a second when a customer is using our tools to capture the document. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our SaaS product offerings and continued growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; the effect of ongoing tensions and war in the Middle East and its effects on economic activity; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.